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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of Halcón Resources Corporation of our reports dated February 27, 2014, relating to the consolidated financial statements of Halcón Resources Corporation and subsidiaries, and the effectiveness of Halcón Resources Corporation and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
March 14, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM